EXHIBIT 1
                                                                       ---------

                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Schedule 13G filed on or about this date and any amendments thereto with respect to the beneficial ownership by the undersigned of shares of ordinary shares, nominal value 2 euros per share of IFCO Systems NV is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1). This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated:  February 14, 2002

                   GENERAL ELECTRIC ERSTE BETEILIGUNGS GMBH



                   By:        Jonathan K. Sprole
                      ---------------------------------------------------------
                       Name:  Jonathan K. Sprole
                       Title: Attorney-in-fact


                   TIP HOLDINGS GMBH



                   By:        Jonathan K. Sprole
                      ---------------------------------------------------------
                       Name:  Jonathan K. Sprole
                       Title: Attorney-in-fact


                   TIP OVERSEAS HOLDING BV



                   By:        Jonathan K. Sprole
                      ---------------------------------------------------------
                       Name:  Jonathan K. Sprole
                       Title: Attorney-in-fact


                   GENERAL ELECTRIC CAPITAL CORPORATION



                   By:        Jonathan K. Sprole
                      ---------------------------------------------------------
                       Name:  Jonathan K. Sprole
                       Title: Dept. Operations Manager



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                   GENERAL ELECTRIC CAPITAL SERVICES, INC.



                   By:        Jonathan K. Sprole
                      ---------------------------------------------------------
                       Name:  Jonathan K. Sprole
                       Title: Attorney-in-fact



                   GENERAL ELECTRIC COMPANY



                   By:        Jonathan K. Sprole
                      ---------------------------------------------------------
                       Name:  Jonathan K. Sprole
                       Title: Attorney-in-fact




                   GE ASSET MANAGEMENT INCORPORATED



                   By:        Michael M. Pastore
                      ---------------------------------------------------------
                       Name:  Michael M. Pastore
                       Title: Vice President



                   GENERAL ELECTRIC PENSION TRUST

                   By:    GE Asset Management Incorporated
                   Its    Investment Manager



                   By:        Michael M. Pastore
                      ---------------------------------------------------------
                       Name:  Michael M. Pastore
                       Title: Vice President